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                                  Exhibit 23.1

                          Independent Auditor's Consent

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report, dated January 31, 2003, which appears in Item 7 of the annual report on Form 10-KSB of Datakey, Inc. and Subsidiary for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the aforementioned Registration Statement.


                                             /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
December 1, 2003